EXHIBIT 3


                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of June 25, 2004 (the "Agreement"), among Micro Therapeutics, Inc., a Delaware corporation (the "Company"), Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership ("WPEP"), Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership ("WPNEP I"), Warburg, Pincus Netherlands Equity Partners II, C.V., a Netherlands limited partnership ("WPNEP II"), Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership ("WPNEP III" and together with WPEP, WPNEP I and WPNEP II, collectively, "Warburg Pincus"), and Micro Investment, LLC, a Delaware limited liability company ("Micro LLC" and together with Warburg Pincus, collectively, the "Stockholders").

                               W I T N E S S E T H

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Investors are entering into a Note Purchase Agreement, dated as of the date hereof (as such agreement may hereafter be amended from time to time, the "Purchase Agreement"), which provides for, upon the terms and subject to the conditions set forth therein, the sale of $21,007,500 aggregate principal amount of exchangeable promissory notes by the Company (the "Exchangeable Notes");

     WHEREAS, the Exchangeable Notes accrue interest at 7% per annum, which interest compounds quarterly;

     WHEREAS, pursuant to the Purchase Agreement, upon the satisfaction of certain conditions, the Exchangeable Notes will be exchanged for such number of shares of Common Stock determined by dividing (i) the aggregate principal balance on such Exchangeable Notes plus accrued and unpaid interest thereon at the time of the exchange by (ii) $3.10 (subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate actions having the similar effect with respect to the Common Stock) (the "Exchange");

     WHEREAS, the issuance of the Second Closing Shares upon the Exchange will require a vote in favor of such issuance by the stockholders of the Company pursuant to NASD rules;

     WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to call a special meeting of its stockholders to approve (i) the issuance of the Second Closing Shares upon exchange of the Exchangeable Notes and (ii) such other matters as may be necessary or advisable to consummate the transactions contemplated by the Purchase Agreement;

     WHEREAS, as of the date hereof, each Stockholder owns beneficially the number of shares of Common Stock set forth opposite such Stockholder's name on
Schedule I hereto (all such shares so owned and which may hereafter be acquired by such Stockholder prior to the termination of this Agreement, whether upon the exercise of options, conversion of convertible securities, exercise of warrants or by means of purchase, dividend, distribution or otherwise, being referred to herein as the Stockholder's "Shares");

     WHEREAS, as a condition to the Investors' willingness to enter into the Purchase Agreement, the Investors have requested that the Stockholders enter into this Agreement; and

     WHEREAS, in order to induce the Investors to enter into the Purchase Agreement, the Stockholders are willing to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and each of the Stockholders hereby agree as follows:

                                   ARTICLE I.

                       TRANSFER AND VOTING OF SHARES; AND
                       OTHER COVENANTS OF THE STOCKHOLDERS

     SECTION 1.1. Voting of Shares. From the date hereof until termination of this Agreement pursuant to Section 4.2 hereof (the "Term"), at any meeting of the stockholders of the Company, however called and at any adjournment or postponement thereof, and in any action by consent of the stockholders of the Company, each Stockholder shall (A) appear at such meeting or otherwise cause its Shares to be counted as present thereat for purposes of establishing a quorum and (B) vote (or cause to be voted) its Shares in favor of (i) the issuance of the Second Closing Shares upon exchange of the Exchangeable Notes and (ii) such other matters as may be necessary or advisable to consummate the transactions contemplated by the Purchase Agreement.

     SECTION 1.2. No Inconsistent Arrangements. Except as contemplated by this Agreement, the Stockholders shall not during the Term (i) transfer, or consent to any transfer of, any or all of the Stockholders' Shares or any interest therein, or create or permit to exist any lien or other encumbrance on such Shares, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares, (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares, or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Purchase Agreement; provided, however, the Stockholders shall be permitted to transfer any or all of such Shares to their respective Affiliates, provided that such Affiliates agree to be bound by the terms of this Agreement.

     SECTION 1.3. Proxy; Reliance. Each Stockholder hereby revokes any and all prior proxies or powers of attorney in respect of any of such Stockholder's Shares and constitutes and appoints the Company, or any nominee of the Company, with full power of substitution and resubstitution, at any time during the Term, as such Stockholder's true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to vote each of such Shares as its Proxy in favor of the matters set forth in Section 1.1, at every annual, special, adjourned or postponed meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the General Corporation Law of the State of Delaware may permit or require as provided in Section 1.1.

                  THE FOREGOING PROXY AND POWER OF ATTORNEY ARE
         IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

     SECTION 1.4. Stop Transfer. The Stockholders shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholders' Shares, unless such transfer is made in compliance with this Agreement.

     SECTION 1.5. Additional Shares. Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify the Company of the number of any new Shares acquired (whether upon the exercise of options, conversion of convertible securities, exercise of warrants or by means of purchase, dividend, distribution or otherwise) by such Stockholder, if any, after the date hereof.

     SECTION 1.6. Disclosure. Each Stockholder hereby authorizes the Company to publish and disclose in the Proxy Statement (including all documents and schedules filed with the SEC), its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.

                                  ARTICLE II.

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each Stockholder hereby severally and not jointly represents and warrants to the Company as follows:

     SECTION 2.1. Due Authorization, etc. The Stockholder has all requisite power and authority to execute, deliver and perform this Agreement, to appoint the Company as its Proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the appointment of the Company as Stockholder's Proxy and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Stockholder. This Agreement has been duly executed and delivered by or on behalf of the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

     SECTION 2.2. Required Filings and Consents. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the Exchange
Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of the Stockholder's obligations under this Agreement.

     SECTION 2.3. Ownership of Shares. The Stockholder is the record and beneficial owner of the Shares set forth opposite its name on Schedule I hereto. On the date hereof, such Shares constitute all of the Shares owned of record or beneficially by such Stockholder.

                                  ARTICLE III.

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

     The Company hereby represents and warrants to the Stockholders as follows:

     SECTION 3.1. Due Organization, Authorization, etc. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

                                  ARTICLE IV.

                                  MISCELLANEOUS

     SECTION 4.1. Definitions. Terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Purchase Agreement.

     SECTION 4.2. Termination. This Agreement shall terminate and be of no further force and effect (i) by the written mutual consent of each of the parties hereto, (ii) automatically and without any required action of the parties hereto upon the Second Closing, (iii) automatically and without any required action of the parties hereto upon the Exchange Termination Date (unless the failure of the Second Closing to occur prior to the Exchange Termination Date results from a breach of Section 1.1, 1.2, 1.3 or 1.4 of this Agreement by the Stockholders or any transferee of the Shares, in which case termination of this Agreement pursuant to this clause (iii) will not be permitted until such time as the breach has been either (x) waived by the Company or (y) cured and the Exchangeable Notes have been exchanged for the Second Closing Shares) or
(iv) automatically and without any required action of the parties hereto upon termination of the Purchase Agreement in accordance with its terms. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

     SECTION 4.3. Further Assurance. From time to time, at another party's request and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     SECTION 4.4. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, or any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     SECTION 4.5. Specific Performance. Each Stockholder acknowledges that if such Stockholder fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the Company for which money damages would not be an adequate remedy. In such event, each Stockholder agrees that the Company shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, should the Company institute an action or proceeding seeking specific enforcement of the provisions hereof, each Stockholder hereby waives the claim or defense that the Company has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

     SECTION 4.6. Notice. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

     (a)        If to the Company:

                2 Goodyear
                Irvine, California 92618
                Attention:  Thomas C. Wilder, III
                Facsimile:  (949) 465-1743; and


     (b) If to a Stockholder, at the address set forth below such Stockholder's name on Schedule I hereto.

     SECTION 4.7. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company, including, without limitation, the fees, costs and expenses incurred by the Stockholders.

     SECTION 4.8. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 4.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

     SECTION 4.10. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 4.11. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise.

     SECTION 4.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.

     SECTION 4.13. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and each Stockholder.

     SECTION 4.14. Waiver. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and
(c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     SECTION 4.15. Descriptive Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 4.16. Counterparts. This Agreement may be executed (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

                [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the Company and the Stockholders have caused this Agreement to be executed as of the date first written above.

                                    MICRO THERAPEUTICS, INC.



                                    By:  /s/  Thomas C. Wilder, III
                                         --------------------------
                                         Name:   Thomas C. Wilder, III
                                         Title:  President and Chief Executive
                                                 Officer

                                    MICRO INVESTMENT, LLC

                                        By:  ev3 LLC, its Sole Member



                                    By:  /s/  Jim Corbett
                                         ----------------
                                         Name:   Jim Corbett
                                         Title:  President and Chief Executive
                                                 Officer

     IN WITNESS WHEREOF, the Company and the Stockholders have caused this Agreement to be executed as of the date first written above.

                                    MICRO THERAPEUTICS, INC.



                                    By:  /s/  Thomas C. Wilder, III
                                         --------------------------
                                       Name:   Thomas C. Wilder, III
                                       Title:  President and Chief Executive
                                               Officer

                                    WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                        By:  Warburg Pincus & Co., its
                                             General Partner



                                    By:  /s/  Sean D. Carney
                                         -------------------
                                         Name:   Sean D. Carney
                                         Title:  Partner

     IN WITNESS WHEREOF, the Company and the Stockholders have caused this Agreement to be executed as of the date first written above.

                                    MICRO THERAPEUTICS, INC.



                                    By:  /s/  Thomas C. Wilder, III
                                         --------------------------
                                         Name:   Thomas C. Wilder, III
                                         Title:  President and Chief Executive
                                                 Officer

                                    WARBURG, PINCUS NETHERLANDS
                                    EQUITY PARTNERS I, C.V.

                                        By:  Warburg Pincus & Co., its
                                             General Partner



                                    By:  /s/  Sean D. Carney
                                         -------------------
                                       Name:   Sean D. Carney
                                       Title:  Partner

     IN WITNESS WHEREOF, the Company and the Stockholders have caused this Agreement to be executed as of the date first written above.

                                    MICRO THERAPEUTICS, INC.



                                    By:  /s/  Thomas C. Wilder, III
                                         --------------------------
                                         Name:   Thomas C. Wilder, III
                                         Title:  President and Chief Executive
                                                 Officer

                                    WARBURG, PINCUS NETHERLANDS
                                    EQUITY PARTNERS II, C.V.

                                        By:  Warburg Pincus & Co., its
                                             General Partner



                                    By:  /s/  Sean D. Carney
                                         -------------------
                                       Name:   Sean D. Carney
                                       Title:  Partner

     IN WITNESS WHEREOF, the Company and the Stockholders have caused this Agreement to be executed as of the date first written above.

                                    MICRO THERAPEUTICS, INC.



                                    By:  /s/  Thomas C. Wilder, III
                                         --------------------------
                                         Name:   Thomas C. Wilder, III
                                         Title:  President and Chief Executive
                                                 Officer

                                    WARBURG, PINCUS NETHERLANDS
                                    EQUITY PARTNERS III, C.V.

                                        By:  Warburg Pincus & Co., its
                                             General Partner



                                    By:  /s/  Sean D. Carney
                                         -------------------
                                         Name:   Sean D. Carney
                                         Title:  Partner

                                   Schedule I
                                   ----------

                                                        Number of Shares
                                                        ----------------
Name and Address of Stockholder                         Beneficially Owned
-------------------------------                         ------------------

Micro Investment, LLC                                   24,336,759
c/o  ev3 LLC
4600 Nathan Lane North
Plymouth, MN 55442
Facsimile:  (763) 398-7200
Attention:  Paul Buckman

Warburg, Pincus Equity Partners, L.P.                   4,095,174(1)
c/o Warburg Pincus & Co.
466 Lexington Avenue
New York, NY 10017
Facsimile:  (212) 716-5068
Attention:  Sean D. Carney
            Elizabeth H. Weatherman

Warburg, Pincus Netherlands Equity Partners I, C.V.     130,006(2)
c/o Warburg Pincus & Co.
466 Lexington Avenue
New York, NY 10017
Facsimile:  (212) 716-5068
Attention:  Sean D. Carney
            Elizabeth H. Weatherman

Warburg, Pincus Netherlands Equity Partners II, C.V.    86,670(3)
c/o Warburg Pincus & Co.
466 Lexington Avenue
New York, NY 10017
Facsimile:  (212) 716-5068
Attention:  Sean D. Carney
            Elizabeth H. Weatherman

Warburg, Pincus Netherlands Equity Partners      21,6684
III, C.V.
c/o Warburg Pincus & Co.
466 Lexington Avenue
New York, NY 10017
Facsimile:  (212) 716-5068
Attention:  Sean D. Carney
         Elizabeth H. Weatherman



--------

1 Does not included Shares that are owned by Micro LLC, WPNEP I, WPNEP II or WPNEP III.
2 Does not included Shares that are owned by Micro LLC, WPEP, WPNEP II or WPNEP III.
3 Does not included Shares that are owned by Micro LLC, WPEP, WPNEP I or WPNEP III.
4    Does not included Shares that are owned by Micro LLC, WPEP, WPNEP I or
     WPNEP II.